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Exhibit 1

                             JOINT FILING AGREEMENT
                         (PURSUANT TO RULE 13D-1(K)(1))

        The undersigned hereby acknowledge and agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of The Profit Recovery Group International, Inc. or any subsequent acquisitions or dispositions of equity securities of The Profit Recovery Group International, Inc. by any of the undersigned. This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

        Date: August 30, 1999

                                            KI CORPORATION LTD

                                            By: /s/  Myra A. Salkinder
                                               --------------------------------
                                               Name:  MYRA A. SALKINDER
                                               Title: Director


                                            THE EURONA FOUNDATION

                                            By: /s/  Nathan Kirsh
                                               --------------------------------
                                               Name:  NATHAN KIRSH
                                               Title: Foundation Council Member